UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 12, 2014

Date of Report (Date of Earliest Event Reported)

ALLERGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10269	95-1622442

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2525 Dupont Drive

Irvine, California 92612

(Address of Principal Executive Offices) (Zip Code)

(714) 246-4500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 11, 2014, the Board of Directors (the “Board”) of Allergan, Inc. (“Allergan”) adopted and approved, effective immediately, the Allergan, Inc. Amended and Restated Bylaws (as amended and restated, the “Bylaws”). The Bylaws include the following revisions:

•	reduce the information (as compared to the previous bylaws) that must be provided in a Special Meeting Request in order to call a Stockholder Requested Special Meeting by removing certain disclosure requirements regarding the Proposing Person and eliminating the requirement that the Proposing Person make disclosures regarding participants, associates and others acting in concert with the Proposing Person;

•	remove the requirement that a Proposing Person must hold shares of common stock of Allergan in record name in order to sign a Special Meeting Request;

•	eliminate the requirement that a Proposing Person update the information provided in a Special Meeting Request as of 10 business days before the date of a Stockholder Requested Special Meeting and give a Proposing Person eight business days (increased from five business days in the previous bylaws) after the record date for the Stockholder Requested Special Meeting to update the information provided in a Special Meeting Request (as the only update required); and

•	require the Board to call a Stockholder Requested Special Meeting within 90 days of receipt of one or more valid Special Meeting Requests meeting the requirements of the Bylaws, rather than giving the Board full discretion to determine the time of a Stockholder Requested Special Meeting (as was provided in the previous bylaws).

Capitalized terms used and not defined in the foregoing description have the meanings ascribed to them in the Bylaws. The foregoing description of the Bylaws is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference. A copy of the Bylaws marked to show changes from the previous bylaws is also attached as Exhibit 3.2.

Item 8.01.  Other Events.

On November 12, 2014, Allergan also announced that certain job duties have been added to the role of the lead independent director of the Board (the “Lead Independent Director”). Effective immediately, the Lead Independent Director is responsible for approving (i) information sent to the Board, (ii) agendas for Board meetings and (iii) schedules for Board meetings, to assure there is sufficient time for discussion of all agenda items.

On November 12, 2014, Allergan issued a press release regarding the adoption of the Bylaws and the expanded duties of the Lead Independent Director. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Allergan, Inc. Amended and Restated Bylaws

3.2	Marked Bylaws of Allergan, Inc.

99.1	Allergan, Inc. press release dated November 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.

Date: November 12, 2014

By: /s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Associate General Counsel and Secretary

Exhibit Index

Exhibit	Description of Exhibit

3.1	Allergan, Inc. Amended and Restated Bylaws

3.2	Marked Bylaws of Allergan, Inc.

99.1	Allergan, Inc. press release dated November 12, 2014